KINGSTONE

<u>**FOR IMMEDIATE RELEASE**</u>

Kingstone Announces 2023 Second Quarter Financial Results

Kingston, NY — August 10, 2023 – Kingstone Companies, Inc. (Nasdaq: KINS) (the "Company" or "Kingstone"), a Northeast regional property and casualty insurance holding company, today announced its financial results for the quarter ended June 30, 2023. The Company will host a conference call for analysts and investors on August 11, 2023, at 8:30 a.m. Eastern Time, as previously announced on July 13, 2023.

2023 Second Quarter Financial and Operational Highlights
(All results are compared to prior year quarterly period unless otherwise noted)

- Direct written premiums[1] were $47.6 million, down 4.3% from $49.8 million; New York direct written premiums[1] were up 6.2% and the other states' direct written premiums[1] were down (45.9)%
- Net premiums earned were $29.5 million, up 5.8% from $27.9 million; New York net premiums earned were up 10.2% and the other states' net premiums earned were down (15.3)%
- Net loss ratio was 66.4%, down slightly from 66.9% for the same period last year; underlying loss ratio[1] (i.e, excluding the impact of catastrophes and prior year loss development) improved to 61.7%, down from 65.5% in 2022
- Net underwriting expense ratio decreased to 32.5% from 36.4%
- Net combined ratio decreased to 98.9% from 103.3%
- Net combined ratio excluding catastrophes and prior year loss development[1] was 94.3% compared to 101.9%
- Operating EBITDA[1] increased to $1.02 million from $(5.71) million from the quarter ended March 31, 2023
- Loss per share of $(0.05) compared to loss per share of $(0.51); net operating loss per share[1] of $(0.06) compared to $(0.17). Losses attributable to catastrophes were $(0.10) per share compared to $(0.01)
- Book value per share of $2.98, down 32.6% from the prior quarter book value per share of $4.42. Book value per share excluding Accumulated Other Comprehensive (Loss)[1] was $4.36
- Personal Lines Policies-In-Force declined by 8.6%; decreased by 2.3% in New York and by 27.0% in the other states.

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[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled below to the most directly comparable GAAP measures.

Management Commentary

Meryl Golden, Kingstone's Chief Operating Officer, commented, “We are delighted to have achieved an underwriting profit this quarter and with the material improvement in our financial results. Our attritional losses and expenses were lower than last year and our portfolio has stabilized. We believe the headwinds are abating and while we have more work to do to improve our business and return to consistent profitability, we feel confident that we are turning the corner.”

Jennifer Gravelle, Kingstone’s Chief Financial Offer, continued, “Starting this quarter we will be sharing the net loss ratio and policies-in-force for our New York personal lines business separated from the other states so you can more clearly see the progress we are making in transforming the company and returning to our roots as the premier writer of coastal property insurance in Downstate NY. We will also be sharing Operating EBITDA as we believe it better illustrates the strength of our business. We are confident that we are doing all of the right things to deliver long-term value to our shareholders.”

See “Forward-Looking Statements”

Financial Highlights Table

($ in thousands except per share data)	Three Months Ended June 30, 2023	2022	% Change	Six Months Ended June 30, 2023	2022	% Change
Direct written premiums[1]	$ 47,647	$ 49,778	-4.3%	$ 95,244	$ 92,762	2.7%
Net written premiums[1]	$ 28,583	$ 30,026	-4.8%	$ 52,551	$ 54,944	-4.4%
Net premiums earned	$ 29,508	$ 27,902	5.8%	$ 57,763	$ 54,575	5.8%
Total ceding commission revenue	$ 5,412	$ 4,716	14.8%	$ 10,858	$ 9,397	15.5%
Net investment income	$ 1,451	$ 634	128.9%	$ 2,993	$ 1,993	50.2%
Net gains (losses) on investments	$ 197	$ (4,517)	na	$ 1,422	$ (8,916)	na
U.S. GAAP loss	$ (522)	$ (5,380)	-90.3%	$ (5,577)	$ (14,577)	-61.7%
U.S. GAAP Diluted loss per share	$ (0.05)	$ (0.51)	-90.2%	$ (0.52)	$ (1.37)	-62.0%
Comprehensive loss	$ (1,409)	$ (11,409)	-87.7%	$ (4,512)	$ (28,368)	-84.1%
Net operating loss[1]	$ (678)	$ (1,811)	-62.6%	$ (6,700)	$ (7,534)	-11.1%
Net operating loss[1] per share	$ (0.06)	$ (0.17)	-64.7%	$ (0.62)	$ (0.71)	-12.7%
Return on average equity (annualized)	-6.4%	-40.8%	-84.3%	-32.7%	-47.5%	-31.2%
Net loss ratio	66.3%	66.9%	-0.6 pts	77.2%	76.2%	1 pts
Net underwriting expense ratio	32.5%	36.4%	-3.9 pts	33.6%	37.4%	-3.8 pts
Net combined ratio	98.8%	103.3%	-4.5 pts	110.8%	113.6%	-2.8 pts
Effect of catastrophes and prior year loss development on net combined ratio[1]	4.5 pts	0.4 pts	4.1 pts	8.9 pts	6.2 pts	2.7 pts
Net combined ratio excluding effect of catastrophes and prior year loss development[1]	94.3%	102.9%	-8.6 pts	102.0%	107.4%	-5.4 pts

(Components may not sum due to rounding)

1 These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures.

The following tables contain policies in force, direct written premiums[1], net premiums earned, loss and loss adjustment expenses, and net loss ratio for our New York and non-New York business:

	For the Three Months Ended				
	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
(000's except percentages and Policies in Force)					
New York and Non-New York Reconciliation					
Policies In Force, as of end of Three Month Period					
New York					
Personal lines	64,848	65,176	64,646	65,422	63,326
Other Lines	6,420	6,529	6,713	6,659	6,806
Total New York	71,268	71,705	71,359	72,081	70,132
Non-New York	22,230	22,007	20,695	18,945	16,224
Total policies in force	**93,498**	**93,712**	**92,054**	**91,026**	**86,356**
Direct written premiums					
New York					
Personal lines	$ 36,680	$ 40,529	$ 39,877	$ 37,931	$ 38,515
Other Lines	3,054	3,420	4,046	3,496	3,696
Total New York	39,734	43,949	43,923	41,427	42,211
Non-New York	10,044	10,642	9,978	6,170	5,435
Total direct written premiums	**$ 49,778**	**$ 54,590**	**$ 53,901**	**$ 47,597**	**$ 47,647**
Net premiums earned					
New York					
Personal lines	$ 20,354	$ 20,931	$ 22,014	$ 20,548	$ 21,994
Other Lines	2,732	2,960	3,180	3,240	3,437
Total New York	23,086	23,890	25,194	23,788	25,430
Non-New York	4,816	5,471	5,254	4,467	4,078
Total premiums earned	**$ 27,902**	**$ 29,361**	**$ 30,448**	**$ 28,255**	**$ 29,508**
Loss and loss adjustment expenses					
New York					
Personal lines	$ 12,182	$ 13,332	$ 14,791	$ 16,977	$ 14,227
Other Lines	1,400	1,697	3,452	1,675	914
Total New York	13,582	15,028	18,243	18,651	15,141
Non-New York	5,074	6,999	6,522	6,388	4,439
Total loss and loss adjustment expenses	**$ 18,656**	**$ 22,028**	**$ 24,765**	**$ 25,039**	**$ 19,581**
Net loss ratio					
New York					
Personal lines	59.9%	63.7%	67.2%	82.6%	64.7%
Other Lines	51.2%	57.3%	108.6%	51.7%	26.6%
Total New York	58.8%	62.9%	72.4%	78.4%	59.5%
Non-New York	105.4%	127.9%	124.1%	143.0%	108.9%
Total net loss ratio	**66.9%**	**75.0%**	**81.3%**	**88.6%**	**66.4%**

(Components may not sum due to rounding)

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[1] These measures are not based on accounting principles generally accepted in the United States ("GAAP") and are defined and reconciled below to the most directly comparable GAAP measures.

2022 Second Quarter Financial Review

Net loss:
Net loss during the three-month period ended June 30, 2023 was $0.5 million as compared to a net loss of $5.4 million in the prior year period. The $4.9 million decrease in net loss in the latest three-month period is primarily attributable to an increase in gains on investments of $4.7 million.

Earnings (Loss) per share ("EPS"):
Kingstone reported a loss of $(0.05) per diluted share for the three months ended June 30, 2023, compared to a loss of $(0.51) per diluted share for the three months ended June 30, 2022. EPS for the three-month periods ended June 30, 2023 and 2022 were based on 10.8 million and 10.7 million weighted average diluted shares outstanding, respectively.

Direct Written Premiums,[1] Net Written Premiums[1] and Net Premiums Earned
Direct written premiums[1] for the second quarter of 2023 were $47.6 million, a decrease of $2.1 million, or 4.3%, from $49.8 million in the prior year period. Most of the decrease was in Personal Lines, which decreased $2.8 million, or 5.9%.

Net written premiums[1] decreased $1.4 million, or 4.8%, to $28.6 million during the three-month period ended June 30, 2023 from $30.0 million in the prior year period. The decrease was primarily in Personal Lines, which decreased $2.1 million, or 7.7%.

Net premiums earned for the quarter ended June 30, 2023 increased 5.8% to $29.5 million, compared to $27.9 million for the quarter ended June 30, 2022. The $1.6 million increase was primarily attributable to an increase in Personal Lines of $0.9 million and Livery Physical Damage of $0.7 million.

Net Loss Ratio:

For the quarter ended June 30, 2023, the Company's net loss ratio was 66.4%, compared to 66.9% in the prior year period.

While the underlying loss ratio (i.e., net loss ratio excluding the impact of catastrophes and prior year loss development) was improved for the three months ended June 30, 2023 compared to the three months ended June 30, 2022, the catastrophe loss had a bigger impact for the 2023 period.

There were three wind events classified as catastrophes for the three months ended June 30, 2023. The total net catastrophe losses for the calendar quarter were $1.4 million, which contributed 4.7 points to the net loss ratio. This compares to a 0.4-point impact from catastrophe events for the three months ended June 30, 2022.

The underlying loss ratio was 61.7% for the three months ended June 30, 2023, a decrease of 3.8 points from the 65.5% underlying loss ratio recorded for the three months ended June 30, 2022. The loss experience for the 2023 period was improved due to lower frequency, which is believed to be the result of the Company's new Select products as well as the Company's active efforts to manage less profitable segments. Such improvement in loss experience was offset by an elevated number of large losses, similar to what was observed in the first three months of 2023.

Prior year development was stable for the three months ended June 30, 2023. There was an overall favorable development of $16,000, which had a marginal impact on the net loss ratio.

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[1] These measures are not based on GAAP and are defined and reconciled below to the most directly comparable GAAP measures.

Net Underwriting Expense Ratio:
For the quarter ended June 30, 2023, the net underwriting expense ratio was 32.5% as compared to 36.4% in the prior year period, a decrease of 3.9 percentage points. The decrease in the quarter was primarily attributable to a reduction in commission and underwriting expenses as a percentage of net earned premium.

Balance Sheet / Investment Portfolio
Kingstone's cash and investment holdings were $175.4 million at June 30, 2023 compared to $193.8 million at June 30, 2022. The Company's investment holdings are comprised primarily of investment grade corporate, mortgage-backed and municipal securities, with fixed income investments representing approximately 89.0% of total investments at June 30, 2023 and 82.7% at June 30, 2022. The Company's effective duration on its fixed-income portfolio is 4.6 years.

Net investment income increased to $1.5 million for the second quarter of 2023 from $0.6 million in the prior year period. Last year's net investment income was understated due to the reversal of a prior year accrued interest income error in third party investment reporting. Higher interest rates on cash balances also factored into the increase.

Accumulated Other Comprehensive Income/Loss (AOCI), net of tax
As of June 30, 2023, AOCI was a loss of $(14.9) million compared to a loss of $(12.0) million at June 30, 2022. The decrease in AOCI at June 30, 2023 of $2.9 million as compared to June 30, 2022 is attributable to the increase in interest rates most notably occurring in Q1 and Q2 2022.

Share Repurchase Program

The Company did not repurchase any shares during the quarter.

Book Value
The Company's book value per share at June 30, 2023 was $2.98, a decline of 32.6% compared to $4.42 at June 30, 2022.

	30-Jun-23	31-Mar-23	31-Dec-22	30-Sep-22	30-Jun-22
Book Value Per Share	$ 2.98	$ 3.09	$ 3.38	$ 3.65	$ 4.42
% Increase from specified period to 6/30/23		*-3.6%*	*-11.8%*	*-18.4%*	*-32.6%*

FOR ADDITIONAL INFORMATION PLEASE VISIT OUR WEBSITE AT WWW.KINGSTONECOMPANIES.COM.

Conference Call Details

Management will discuss the Company's operations and financial results in a conference call on Friday, August 11, 2022, at 8:30 a.m. ET.

The dial-in numbers are:
(877) 407-3105 (U.S.)
(201) 493-6794 (International)

Accompanying Webcast
The call will be simultaneously webcast over the Internet via the Kingstone website or by clicking on the conference call link:

Kingstone Companies Second Quarter 2023 Financial Results Webcast

The webcast will be archived and accessible for approximately 30 days.

Definitions and Non-GAAP Measures

Direct written premiums represent the total premiums charged on policies issued by the Company during the respective fiscal period. **Net premiums written** are direct written premiums less premiums ceded to reinsurers. Net premiums earned, the GAAP measure most comparable to direct written premiums and net premiums written, are net premiums written that are pro-rata earned during the fiscal period presented. All of the Company's policies are written for a twelve-month period. Management uses direct written premiums and net premiums written, along with other measures, to gauge the Company's performance and evaluate results.

Net operating income (loss) - is net income (loss) exclusive of realized investment gains (losses), net of tax. Net income (loss) is the GAAP measure most closely comparable to net operating income (loss).

Management uses net operating income (loss) along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including realized investment gains (losses), and may vary significantly between periods. Net operating income (loss) is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Operating EBITDA - is net income (loss) exclusive of interest expense, income tax expense (benefit), depreciation and amortization, and realized investment gains (losses). Net income (loss) is the GAAP measure most closely comparable to operating EBITDA.

Management uses operating EBITDA along with other measures to gauge the Company's performance and evaluate results, which can be skewed when including interest expense, income tax expense (benefit), depreciation and amortization, and realized investment gains (losses), and may vary significantly between periods. Operating EBITDA is provided as supplemental information, not as a substitute for net income (loss) and does not reflect the Company's overall profitability.

Book value per share excluding accumulated other comprehensive (loss) income - is book value per share excluding the impact of accumulated other comprehensive (loss) income or AOCI. Management uses book value per share excluding accumulated other comprehensive (loss) income to evaluate the results to exclude the impact of interest rate changes on our fixed income portfolio.

Net combined ratio excluding effect of catastrophes and prior year loss development - is a non-GAAP ratio, which is computed as the difference between GAAP net combined ratio and the effect of catastrophes and prior year loss development on the net combined ratio.

We believe that these ratios are useful to investors and they are used by management to reveal the trends in our business that may be obscured by catastrophe losses and prior year loss development. Catastrophe losses cause our loss ratios to vary significantly between periods as a result of their incidence of occurrence and magnitude, and can have a significant

impact on the net loss ratio and net combined ratio. Prior year loss development can cause our loss ratio to vary significantly between periods and separating this information allows us to better compare the results for the current accident period over time. We believe these measures are useful for investors to evaluate these components separately and in the aggregate when reviewing our underwriting performance. We also provide them to facilitate a comparison to our outlook on the net combined ratio excluding the effect of catastrophes and prior year loss development. The most directly comparable GAAP measure is the net combined ratio. The net combined ratio excluding the effect of catastrophes and prior year loss development should not be considered a substitute for the net combined ratio and does not reflect the Company's net combined ratio.

The table below reconciles direct written premiums and net written premiums to net premiums earned for the periods presented:

	For the Three Months Ended June 30,				For the Six Months Ended June 30,			
	2023	2022	$ Change	% Change	2023	2022	$ Change	% Change
(000's except percentages)								
Direct and Net Written Premiums Reconciliation:								
Direct written premiums	$47,647	$49,778	$ (2,131)	(4.3) %	$95,244	$92,762	$ 2,482	2.7 %
Ceded written premiums	(19,064)	(19,753)	689	(3.5)	(42,693)	(37,818)	(4,875)	12.9
Net written premiums	28,583	30,026	(1,442)	(4.8)	52,551	54,944	(2,393)	(4.4)
Change in unearned premiums	925	(2,124)	3,049	na	5,212	(369)	5,581	na
Net premiums earned	**$29,508**	**$27,902**	**$ 1,607**	**5.8 %**	**$57,763**	**$54,575**	**$ 3,188**	**5.8 %**

(Components may not sum due to rounding)

The following table reconciles net operating loss to net loss for the periods indicated:

	For the Three Months Ended				For the Six Months Ended			
	June 30, 2023		June 30, 2022		June 30, 2023		June 30, 2022	
	Amount	Diluted loss per common share	Amount	Diluted loss per common share	Amount	Diluted loss per common share	Amount	Diluted loss per common share
(000's except per common share amounts and percentages)								
Net Operating Loss and Diluted Operating Loss per Common Share Reconciliation:								
Net loss	**$ (522)**	**$ (0.05)**	**$ (5,380)**	**$ (0.51)**	**$ (5,577)**	**$ (0.52)**	**$ (14,577)**	**$ (1.37)**
Net realized (gain) loss on investments	(197)		4,517		(1,422)		8,916	
Less tax (expense) benefit on net realized (gain) loss	(41)		949		(299)		1,872	
Net realized (gain) loss on investments, net of taxes	(156)	**$ (0.01)**	3,568	**$ 0.34**	(1,123)	**$ (0.10)**	7,044	**$ 0.66**
Net operating loss	**$ (678)**	**$ (0.06)**	**$ (1,811)**	**$ (0.17)**	**$ (6,700)**	**$ (0.62)**	**$ (7,534)**	**$ (0.71)**
Weighted average diluted shares outstanding	10,755,848		10,644,578		10,753,974		10,637,553	

(Components may not sum due to rounding)

The following table reconciles operating EBITDA to net loss for the periods indicated:

	For the Three Months Ended				
	June 30, 2023	**March 31, 2023**	**December 31, 2022**	**September 30, 2022**	**June 30, 2022**
(000's)					
Operating EBITDA Reconciliation:					
Net loss	**$ (522)**	**$ (5,055)**	**$ (3,950)**	**$ (3,998)**	**$ (5,380)**
Interest expense	1,006	1,010	649	457	457
Income tax benefit	(41)	(1,249)	(985)	(562)	(1,403)
Depreciation and amortization	779	808	828	825	877
EBITDA	1,221	(4,486)	(3,458)	(3,278)	(5,449)
Net realized (gain) loss on investments	(197)	(1,225)	78	398	4,517
Operating EBITDA	**$ 1,024**	**$ (5,711)**	**$ (3,379)**	**$ (2,880)**	**$ (931)**

(Components may not sum due to rounding)

The following table reconciles book value per share excluding accumulated other comprehensive loss to book value per share as of the dates indicated:

	30-Jun-23	**31-Mar-23**	**31-Dec-22**	**30-Sep-22**	**30-Jun-22**
Book Value Per Share	$ 2.98	$ 3.09	$ 3.38	$ 3.65	$ 4.42
Accumulated other comprehensive loss	$ (14,893,752)	$ (14,007,076)	$ (15,958,428)	$ (15,978,570)	$ (11,994,258)
Shares outstanding	10,756,156	10,760,559	10,700,106	10,645,675	10,645,675
Accumulated other comprehensive loss per common share	$ (1.38)	$ (1.30)	$ (1.49)	$ (1.50)	$ (1.13)
Book value per share excluding acccumulated other comprehensive loss	$ 4.36	$ 4.39	$ 4.87	$ 5.15	$ 5.55

(Components may not sum due to rounding)

The following table reconciles the net combined ratio excluding catastrophes and prior year loss development to the net combined ratio for the periods presented:

	For the Three Months Ended June 30,				For the Six Months Ended June 30,			
	2023	2022	Percentage Point Change		2023	2022	Percentage Point Change	
Net Combined Ratio Excluding Catastrophes and Prior Year Loss Development Reconciliation:								
Net Combined Ratio Excluding Catastrophes and Prior Year Loss Development	**94.3%**	**101.9%**	**(7.6)**	**pts**	**102.0%**	**107.4%**	**(5.4)**	**pts**
Effect of catastrophe losses and prior year loss development								
Catastrophe losses	4.7%	0.4%	4.3	pts	8.9%	5.7%	3.2	pts
Prior year loss development	-0.1%	1.0%	(1.1)	pts	0.0%	0.5%	(0.5)	pts
Effect of catastrophe losses and prior year loss development on net loss and loss adjustment expenses	4.6%	1.4%	3.2	pts	8.9%	6.2%	2.7	pts
Net underwriting expense ratio	0.0%	0.0%	-	pts	0.0%	0.0%	-	pts
Total effect of catastrophe losses and prior year loss development	4.6%	1.4%	3.2	pts	8.9%	6.2%	2.7	pts
Net combined ratio	**98.9%**	**103.3%**	**(4.4)**	**pts**	**110.8%**	**113.6%**	**(2.7)**	**pts**

(Components may not sum due to rounding)

The following table reconciles the net combined ratio excluding catastrophes to the net combined ratio for the periods presented:

	For the Three Months Ended June 30,				For the Six Months Ended June 30,			
	2023	2022	Percentage Point Change		2023	2022	Percentage Point Change	
Net Combined Ratio Excluding Catastrophes Reconciliation:								
Net Combined Ratio Excluding Catastrophes	**94.2%**	**102.9%**	**(8.7)**	**pts**	**102.0%**	**107.9%**	**(5.9)**	**pts**
Catastrophe losses	4.7%	0.4%	4.3	pts	8.9%	5.7%	3.2	pts
Net combined ratio	**98.9%**	**103.3%**	**(4.4)**	**pts**	**110.8%**	**113.6%**	**(2.7)**	**pts**

(Components may not sum due to rounding)

The following table reconciles the net loss ratio excluding catastrophes and prior year loss development to the net loss ratio for the periods presented:

	For the Three Months Ended June 30,				For the Six Months Ended June 30,			
	2023	2022	Percentage		2023	2022	Percentage	
Net Loss Ratio Excluding Catastrophes and Prior Year Loss Development Reconciliation:								
Net Loss Ratio Excluding Catastrophes and Prior Year Loss Development	**61.7%**	**65.5%**	**(3.8)**	**pts**	**68.4%**	**70.0%**	**(1.6)**	**pts**
Effect of catastrophe losses and prior year loss development								
Catastrophe losses	4.7%	0.4%	4.3	pts	8.9%	5.7%	3.2	pts
Prior year loss development	-0.1%	1.0%	(1.1)	pts	0.0%	0.5%	(0.5)	pts
Effect of catastrophe losses and prior year loss development on net loss and loss adjustment expenses	4.6%	1.4%	3.2	pts	8.9%	6.2%	2.7	pts
Net loss ratio	**66.4%**	**66.9%**	**(0.6)**	**pts**	**77.2%**	**76.2%**	**1.1**	**pts**

(Components may not sum due to rounding)

The following table summarizes gross and net written premiums, net premiums earned, net loss and loss adjustment expenses and net loss ratio by major product type, which were determined based primarily on similar economic characteristics and risks of loss.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2023	2022	2023	2022
Gross premiums written:				
Personal lines(3)	$ 44,011,176	$ 46,792,267	$ 88,182,114	$ 86,955,416
Livery physical damage	3,609,832	2,953,588	7,015,500	5,726,868
Other(1)	25,936	32,608	46,776	80,076
Total gross premiums written	$ 47,646,944	$ 49,778,463	$ 95,244,390	$ 92,762,360
Net premiums written:				
Personal lines(3)	$ 24,954,271	$ 27,048,585	$ 45,505,958	$ 49,159,250
Livery physical damage	3,609,832	2,953,588	7,015,500	5,726,868
Other(1)	18,625	23,607	30,017	57,850
Total net premiums written	$ 28,582,728	$ 30,025,780	$ 52,551,475	$ 54,943,968
Net premiums earned:				
Personal lines(3)	$ 26,075,876	$ 25,178,854	$ 51,094,961	$ 49,339,070
Livery physical damage	3,409,779	2,687,273	6,621,613	5,161,838
Other(1)	22,541	35,941	46,575	74,540
Total net premiums earned	$ 29,508,196	$ 27,902,068	$ 57,763,149	$ 54,575,448
Net loss and loss adjustment expenses(4):				
Personal lines	$ 17,925,971	$ 16,540,604	$ 40,495,580	$ 37,576,758
Livery physical damage	894,026	1,180,223	2,279,167	2,010,792
Other(1)	36	(967)	151,643	(24,367)
Unallocated loss adjustment expenses	828,963	980,984	1,720,053	1,950,377
Total without commercial lines	19,648,996	18,700,844	44,646,443	41,513,560
Commercial lines (in run-off effective July 2019)(2)	(68,294)	(44,803)	(26,331)	83,679
Total net loss and loss adjustment expenses	$ 19,580,702	$ 18,656,041	$ 44,620,112	$ 41,597,239
Net loss ratio(4):				
Personal lines	68.7%	65.7%	79.3%	76.2%
Livery physical damage	26.2%	43.9%	34.4%	39.0%
Other(1)	0.2%	-2.7%	325.6%	-32.7%
Total without commercial lines	66.6%	67.0%	77.3%	76.1%
Commercial lines (in run-off effective July 2019)(2)	na	na	na	na
Total	66.4%	66.9%	77.2%	76.2%

1. "Other" includes, among other things, premiums and loss and loss adjustment expenses from our participation in a mandatory state joint underwriting association and loss and loss adjustment expenses from commercial auto.
2. In July 2019, the Company decided that it will no longer underwrite Commercial Liability risks. See discussions above regarding the discontinuation of this line of business.
3. See discussion with regard to "Direct Written Premiums, Net Written Premiums and Net Premiums Earned" above.
4. See discussions above with regard to "Net Loss Ratio".

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,	
	2023	2022	2023	2022
Revenues				
Net premiums earned	$ 29,508,196	$ 27,902,068	$ 57,763,149	$ 54,575,448
Ceding commission revenue	5,412,210	4,715,587	10,857,617	9,396,983
Net investment income	1,451,356	634,325	2,992,848	1,993,425
Net gains (losses) on investments	197,142	(4,517,373)	1,422,013	(8,915,778)
Other income	151,084	244,643	312,124	480,467
Total revenues	36,719,988	28,979,250	73,347,751	57,530,545
Expenses				
Loss and loss adjustment expenses	19,580,702	18,656,041	44,620,112	41,597,239
Commission expense	8,471,182	8,481,031	17,010,944	16,832,117
Other underwriting expenses	6,683,638	6,624,997	13,555,257	13,440,946
Other operating expenses	763,414	665,815	1,426,048	1,547,770
Depreciation and amortization	778,502	877,263	1,586,632	1,647,373
Interest expense	1,005,974	456,545	2,015,865	913,090
Total expenses	37,283,412	35,761,692	80,214,858	75,978,535
Loss from operations before taxes	(563,424)	(6,782,442)	(6,867,107)	(18,447,990)
Income tax benefit	(41,407)	(1,402,823)	(1,290,380)	(3,870,839)
Net loss	(522,017)	(5,379,619)	(5,576,727)	(14,577,151)
Other comprehensive (loss) income, net of tax				
Gross change in unrealized (losses) gains on available-for-sale-securities	(1,132,528)	(7,642,863)	1,334,898	(17,508,640)
Reclassification adjustment for losses included in net loss	10,381	10,356	13,020	51,680
Net change in unrealized (losses) gains, on available-for-sale-securities	(1,122,147)	(7,632,507)	1,347,918	(17,456,960)
Income tax benefit (expense) related to items of other comprehensive (loss) income	235,651	1,602,827	(283,062)	3,665,963
Other comprehensive (loss) income, net of tax	(886,496)	(6,029,680)	1,064,856	(13,790,997)
Comprehensive loss	$ (1,408,513)	$ (11,409,299)	$ (4,511,871)	$ (28,368,148)
Loss per common share:				
Basic	$ (0.05)	$ (0.51)	$ (0.52)	$ (1.37)
Diluted	$ (0.05)	$ (0.51)	$ (0.52)	$ (1.37)
Weighted average common shares outstanding				
Basic	10,755,848	10,644,578	10,753,974	10,637,553
Diluted	10,755,848	10,644,578	10,753,974	10,637,553
Dividends declared and paid per common share	$ -	$ 0.04	$ -	$ 0.08

Condensed Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(unaudited)	
Assets		
Fixed-maturity securities, held-to-maturity, at amortized cost (fair value of $6,266,115 at June 30, 2023 and $6,600,388 at December 31, 2022)	$ 7,305,031	$ 7,766,140
Fixed-maturity securities, available-for-sale, at fair value (amortized cost of $156,710,463 at June 30, 2023 and $174,918,427 at December 31, 2022)	137,855,117	154,715,163
Equity securities, at fair value (cost of $17,986,783 at June 30, 2023 and $18,086,700 at December 31, 2022)	14,410,482	13,834,390
Other investments	3,549,540	2,771,652
Total investments	163,120,170	179,087,345
Cash and cash equivalents	12,286,424	11,958,228
Premiums receivable, net	12,572,834	13,880,504
Reinsurance receivables, net	76,579,488	66,465,061
Deferred policy acquisition costs	21,440,158	23,819,453
Intangible assets	500,000	500,000
Property and equipment, net	9,853,831	10,541,935
Deferred income taxes, net	11,338,476	10,331,158
Other assets	3,657,664	3,748,847
Total assets	$ 311,349,045	$ 320,332,531
Liabilities		
Loss and loss adjustment expense reserves	$ 117,561,610	$ 118,339,513
Unearned premiums	101,914,895	107,492,777
Advance premiums	6,511,181	2,839,028
Reinsurance balances payable	13,684,595	13,061,966
Deferred ceding commission revenue	9,690,160	10,619,569
Accounts payable, accrued expenses and other liabilities	4,699,562	6,651,723
Debt, net	25,201,826	25,158,523
Total liabilities	279,263,829	284,163,099
Commitments and Contingencies		
Stockholders' Equity		
Preferred stock, $.01 par value; authorized 2,500,000 shares	-	-
Common stock, $.01 par value; authorized 20,000,000 shares; issued 12,227,562 shares at June 30, 2023 and 12,171,512 shares at December 31, 2022; outstanding 10,756,156 shares at June 30, 2023 and 10,700,106 shares at December 31, 2022	122,275	121,715
Capital in excess of par	74,946,685	74,519,590
Accumulated other comprehensive loss	(14,893,572)	(15,958,428)
Accumulated deficit	(22,522,691)	(16,945,964)
	37,652,697	41,736,913
Treasury stock, at cost, 1,471,406 shares at June 30, 2023 and December 31, 2022	(5,567,481)	(5,567,481)
Total stockholders' equity	32,085,216	36,169,432
Total liabilities and stockholders' equity	$ 311,349,045	$ 320,332,531

About Kingstone Companies, Inc.

Kingstone is a northeast regional property and casualty insurance holding company whose principal operating subsidiary is Kingstone Insurance Company ("KICO"). KICO is a New York domiciled carrier writing business through retail and wholesale agents and brokers. KICO offers primarily personal lines insurance products in New York, New Jersey, Rhode Island, Massachusetts, and Connecticut. Kingstone is also licensed in Pennsylvania, New Hampshire and Maine.

Forward-Looking Statements

Statements in this press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those included in forward-looking statements due to a variety of factors. For more details on factors that could affect expectations, see Part I, Item 1A ("Risk Factors") of our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the Securities and Exchange Commission and Part I, Item 2 of our Quarterly Report on Form 10-Q for the period ended March 31, 2023 to be filed with the Securities and Exchange Commission. These risks and uncertainties include, without limitation, the following:

- As a property and casualty insurer, we may face significant losses from catastrophes and severe weather events.

- Unanticipated increases in the severity or frequency of claims may adversely affect our operating results and financial condition.

- We are exposed to significant financial and capital markets risk which may adversely affect our results of operations, financial condition and liquidity, and our net investment income can vary from period to period.

- The insurance industry is subject to extensive regulation that may affect our operating costs and limit the growth of our business, and changes within this regulatory environment may adversely affect our operating costs and limit the growth of our business.

- Changing climate conditions may adversely affect our financial condition, profitability or cash flows.

- Because a significant portion of our revenue is currently derived from sources located in New York, our business may be adversely affected by conditions in such state.

- We are highly dependent on a relatively small number of insurance brokers for a large portion of our revenues.

- Actual claims incurred may exceed current reserves established for claims, which may adversely affect our operating results and financial condition.

- We rely on our information technology and telecommunication systems, and the failure of these systems could materially and adversely affect our business.

Kingstone undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Kingstone Companies, Inc.
Jennifer Gravelle
Chief Financial Officer
(845) 768-1970